Exhibit (c)

The latest annual budget for the Registrant as set forth in the Program Document for 2005-2008
(Documento di Programmazione Economico-Finanziaria per gli anni 2005-2008), dated July 29, 2004, filed in paper format under cover of Form SE on September 28, 2004